UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  October 25, 2007

Lakeland Industries, Inc.
(Exact name of Registrant as Specified in Charter)

Delaware	000-15535	13-3115216
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Koehler Avenue, Suite 7, Ronkonkoma, New York  11779-7410
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:  (631) 981-9700

                                            Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 25, 2007, the Board of Directors of Lakeland Industries, Inc. (the “Company”) voted to amend Article I, Section 1, and Article I, Section 3 of the Company’s Bylaws, effective as of October 25, 2007, to allow for the issuance of uncertificated shares.  As a result of the amendments, the Company will become eligible to participate in the Direct Registration System administered by the Depository Trust & Clearing Corporation.  The Direct Registration System allows investors to have securities registered in their names without the issuance of physical certificates and allows investors to electronically transfer securities to broker-dealers in order to effect transactions without the risks and delays associated with transferring physical certificates.

On April 10, 2008, the Board of Directors of the Company voted to amend Article I, Section 6 of the Company’s Bylaws, effective as of April 10, 2008, to repeal subsection (k) thereof relating to stockholder proposals and nominations.  Such Section 6(k) entitled “Stockholder Proposals and Nominations” is believed to have been adopted by the Company’s Board of Directors in April 1987 and was recently discovered during a review of the Company’s corporate minute books in connection with the preparation of a restated version of the Company’s Bylaws.  Because such Bylaw provisions, and the restrictions contained therein with respect to stockholder proposals and nominations, including that all stockholder proposals must be received by January 31 of the calendar year, have not previously been publicly disclosed in the Company’s SEC filings, or otherwise made public, and given the current pendency of a proxy contest against the Company, the Company believes that the assertion of such advance notice and advance nomination bylaw provisions against any notice of nomination and/or stockholder proposal received from a stockholder, including, but not limited to, the notice of nomination received from Seymour Holtzman on or about March 17, 2008, would be difficult to enforce and any attempt to enforce it would only subject the Company to costly and protracted litigation.  Accordingly, the Company’s Board of Directors has determined to repeal such advance notice and advance nomination Bylaw provisions.

The foregoing brief summary of the amendments to the Company’s Bylaws does not purport to be complete and is qualified by reference to the Amended and Restated Bylaws attached to this Current Report on Form 8-K as Exhibit 3.2 and which are incorporated herein by reference in their entirety.

Item 8.01	Other Events.

On February 14, 2008, the Board of Directors of the Company, acting by unanimous written consent, adopted resolutions approving the restatement of the Company’s Bylaws to integrate into a single instrument the amendments described above and all prior amendments to the Bylaws previously approved and adopted by the Board of Directors which are currently in effect and operative (as amended and restated on such date, and as subsequently amended on April 10, 2008 as discussed above, the “Amended and Restated Bylaws”).  Except for the amendments to the Company’s Bylaws described above, the Amended and Restated Bylaws only restate and integrate, and do not further amend, the provisions of the Company’s Bylaws as previously amended and supplemented.

On February 14, 2008, the Board of Directors of the Company, acting by unanimous written consent, adopted resolutions approving the further restatement of the Certificate of Incorporation of the Company to integrate into a single instrument all of the provisions of its Certificate of Incorporation which are currently in effect and operative as a result of an amendment to the Certificate of Incorporation being heretofore filed with the Secretary of State of the State of Delaware.  Such Restated Certificate of Incorporation only restates and integrates, and does not further amend, the provisions of the Company’s Certificate of Incorporation as previously amended and supplemented.  No amendments to the Certificate of Incorporation have been proposed and declared advisable by the Board of Directors, or approved by the stockholders, of the Company since 1989.  The Restated Certificate of Incorporation is attached to this Current Report on Form 8-K as Exhibit 3.1 and is incorporated herein by reference in its entirety.

Item 9.01	Financial Statements and Exhibits.

(d)	The following have been filed as exhibits to this Form 8-K:

3.1	Lakeland Industries, Inc. Restated Certificate of Incorporation.

3.2	Lakeland Industries, Inc. Amended and Restated Bylaws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKELAND INDUSTRIES, INC.

Date: April 15, 2008	By:	/s/ Christopher J. Ryan
Name: Christopher J. Ryan
Title: President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description

3.1	Lakeland Industries, Inc. Restated Certificate of Incorporation.

3.2	Lakeland Industries, Inc. Amended and Restated Bylaws.

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